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Exhibit 3.30

CERTIFICATE OF INCORPORATION

of

GENERAL MICROWAVE CORPORATION

Pursuant to Article Two of the
Stock Corporation Law

        We, the undersigned, all being of full age and at least two-thirds of us being citizens of the United States, and at least one of us being a resident of the State of New York, desiring to form a corporation pursuant to the provisions of the Stock Corporation Law of the State of New York, do hereby make, subscribe, acknowledge and file this certificate for that purpose as follows:

        FIRST:    The name of the proposed corporation is GENERAL MICROWAVE CORPORATION.

        SECOND:    The purposes for which it is to be formed are as follows:

          (a)   To design, patent, manufacture, develop, sell, import, export, assemble, repair, demonstrate, hire, lease or otherwise deal in electronics and x-ray equipment, machines, and automatic machinery of all kinds, and castings and parts thereof, and equipment therefor, and to install, service and maintain the same, and to act as agents or representatives of corporations, firms and individuals engaged in such business.

          (b)   To manufacture, purchase or otherwise acquire to sell or otherwise dispose of and to deal in and distribute, for itself and for others (1) all kinds of radio tubes and other apparatus and devices capable of changing the form of, controlling or modifying electrical and other energy, (2) apparatus and devices useful in wire or wireless telephony or telegraphy, or in connection with the recordation of sound or pictures or the reproduction of sound or pictures from recourse, and (3) all or any other goods, wares, merchandise and other property of every class and description.

          (c)   To engage in and carry on research and experimental work in the fields of electricity, electronics, radio and television, and in connection therewith to establish, equip, own, operate and maintain laboratories and all equipment essential or pertinent thereto for carrying out the foregoing purposes; to develop useful and profitable inventions of any and every kind and conduct experiments to that end.

          (d)   To acquire by purchase, subscription or otherwise, and to invest in, receive, hold, own, deal in, underwrite, sell, exchange, assign, transfer, mortgage, pledge or otherwise dispose of all forms of securities, including stocks, bonds, debentures, notes, securities, including stocks, bonds, debentures, notes, evidences of indebtedness, certificates of indebtedness, certificates of interest and deposit, commercial paper, except bills of exchange, mortgages, subscription rights, purchase rights and other similar instruments and rights, issued or created by corporations, domestic or foreign, associations, firms, trustees, syndicates, individuals, governments, provinces, colonies, states, districts, territories, municipalities, or other political divisions of the United States of America or of any foreign department; to issue in exchange therefor its own stocks, bonds or other obligations or certificates, or receipts evidencing interest in or participation in any such securities so or thereafter acquired; and while owner of any such stocks, bonds and other securities or evidence of indebtedness or interest therein to exercise all rights, powers and privileges of ownership, including the right to vote for any and all purposes.

          (e)   To make advances or loans upon the pledge of securities dealt in, or without security, and upon the security of mortgages, deeds of trust, judgments or other liens on real estate, lease-holds, or personal property, bills of lading and warehouse receipts, and bonds, debentures and trust certificates, corporation certificates, notes and commercial paper, choses in action, open accounts or other evidences of ownership or other money obligations, but only so far as may be permitted to corporations organized under Article Two of the Stock Corporation Law.

          (f)    To aid by loans, subsidy, guaranty, or in any other manner whatsoever, any person, firm, association or corporation whose stocks, bonds, securities or other obligations (as the case may be) are in any manner held or guaranteed, and to do any and all other acts or things toward the preservation, protection, improvement or enhancement, in value of an such stocks, bonds, securities or other obligations, and to do all and any such acts or things designed to accomplish any such purpose, but only so far as may be permitted to corporations organized under Article Two of the stock Corporation Law.

          (g)   To acquire, hold, own and dispose of grants, concessions and franchises, or interests therein; to cause to be formed, merged or reorganized, and to promote in any way permitted by law, the formation, merger or reorganization of any corporation, domestic or foreign; to enter into contracts of underwriting of the securities of any other corporation, domestic or foreign, and to buy, sell and deal in the same, or any interest therein, and to act as manager of such underwriting agreements, but all only so far as the same may be permitted to corporations organized under Article Two of the Stock Corporation Law.

          (h)   To manufacture, prepare for market, buy, sell, deal in and with, export and import all kinds of goods, wares and merchandise and personal property of any kind and description; and to engage generally in the business of manufacturing, merchandising or any other related business which in the judgment of the board of directors may be of use or advantage to the corporation.

          (i)    To purchase or otherwise acquire, hold, improve, mortgage, pledge, lease, sell or exchange real estate, leaseholds or personal property of any kind or any interest therein necessary or convenient for the purposes hereinabove expressed.

          (j)    To purchase, hold and reissue the shares of its capital stock to the extent permitted by law.

          (k)   To purchase otherwise acquire, all or any part of the business, good will, rights, property and assets of all kinds and assume all or any part of the liabilities of any corporation, association, partnership or person engaged in any business included in the purposes and objects herein expressed.

          (l)    To issue its bonds, notes, debentures or other obligations from time to time for cash, or in payment for property, shares, stocks, bonds, securities or other obligations purchased or acquired by it, or for any other object in or about its business, and to secure the same by mortgage, pledge, deed of trust to otherwise.

          (m)  To acquire, hold, dispose of, and when and as permitted by law to corporations organized under Article Two of the Stock Corporation Law, to guarantee the due payment of stocks, bonds and other obligations of any other corporation, domestic or foreign, with power to issue its own securities in exchange therefor.

          (n)   To enter into, make, perform and carry out contracts for any lawful purposes pertaining to the business herein set forth, without limit as to amount, with any person, firm, association or corporation.

          (o)   To borrow money and to draw, make, accept, endorse, execute and issue promissory notes, bills of exchange, warrants and other negotiable or transferable instruments, other than for use as a circulating medium.

          (p)   To conduct its business in other states, territories and possession of the Untied States, and in foreign countries, but subject always to the laws thereof, and to have one or more offices and keep the books of this corporation outside the State of New York; except as otherwise may be provided by law.

        The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of this corporation and the enjoyment thereof as conferred by the laws of the State of New York upon like corporations.

        It is the intention that the purposes, objects and powers specified in this Article Second and all subdivisions hereof shall, except as otherwise expressly provided, in no wise be limited or restricted by reference to or inference from the terms of any other clause or paragraph of this Article, and that each of the purposes, objects, and powers specified in this Article Second shall be regarded as independent purposes, objects and powers.

        Nothing in this Article Second contained is intended or shall be construed to authorize this corporation to carry on any business or to perform any act or thing not permitted to corporations organized under Article Two of the Stock Corporation Law of the State of New York .

        THIRD:    The amount of the capital stock of the corporation shall be Twenty Thousand Dollars ($20,000.) consisting of 2,000,000 shares of common stock of the par value of one cent ($0.01) per share.

        FOURTH:    The office of the corporation is to be located in the Borough of Manhattan, City, County and State of New York, and the address within the State to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served upon him, is in care of Frederick Zissu, Esq., 70 Pine Street, New York, New York.

        FIFTH:    Its duration is to be perpetual.

        SIXTH:    The number of its directors shall be not less than three nor more than fifteen. Directors need not be stockholders.

        SEVENTH:    The names and post office addresses of the directors until the first annual meeting of the stockholders, at least one of whom is a citizen of the Untied States and a resident of the State of New York, are:

Names	Addresses
Bernard A. Feuerstein	40 Wall Street, New York 5, New York
Irwin P. Underweiser	40 Wall Street, New York 5, New York
Richard L. Bernstein	40 Wall Street, New York 5, New York

        EIGHTH:    The name and post office address of each subscriber to this certificate of incorporation and a statement of the number of shares of stock which each agrees to take in the corporation are as follows:

Names	Addresses	Shares
Bernard A. Feuerstein	40 Wall Street, New York 5, New York	1
Irwin P. Underweiser	40 Wall Street, New York 5, New York	1
Richard L. Bernstein	40 Wall Street, New York 5, New York	1

        NINTH:    The Secretary of State is hereby designated as the agent of the corporation upon whom the process in any action or proceeding against it may be served.

        IN WITNESS WHEREOF, we have made, signed and acknowledged this certificate in duplicate this 13th day of June, 1960.

/s/ Bernard A. Feuerstein Bernard A. Feuerstein
/s/ Irwin P. Underweiser Irwin P. Underweiser
/s/ Richard L. Bernstein Richard L. Bernstein

STATE OF NEW YORK          )

COUNTY OF NEW YORK      ) ss.

        On this 13th day of June, 1960, before me personally came BERNARD A. FEUERSTEIN, IRWIN P. UNDERWEISER, and RICHARD L. BERNSTEIN, to me known and known to me to be the individuals described in and who executed the foregoing certificate of incorporation, and they severally duly acknowledged to me that they executed the same.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

GENERAL MICROWAVE CORPORATION

*****************************

PURSUANT TO SECTION THIRTY-SIX
OF THE STOCK CORPORATION LAW

FREDERICK ZISSU
ATTORNEY

70 PINE STREET
BOROUGH OF MANHATTAN NEW YORK CITY

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

GENERAL MICROWAVE CORPORATION

*    *    *    *    *

PURSUANT TO SECTION THIRTY-SIX
OF THE STOCK CORPORATION LAW

*    *    *    *    *

        WE, THE UNDERSIGNED, SHERMAN A. RINKEL and JANIS KIERNAN hereby respectively the President and Secretary of GENERAL MICROWAVE CORPORATION hereby certify:

          1.     The name of this corporation is General Microwave Corporation.

          2.     The Certificate of Incorporation of this corporation was filed in the Department of State on June 14, 1960.

          3.     The said Certificate of Incorporation is hereby amended so as to; provide for the reclassification of presently authorized shares of stock pursuant to Section 35, Subdivision 2(c) of the Stock Corporation Law; provide for the preference of a newly created class of stock in the event of the winding up of the affairs of the corporation, pursuant to Section 35, Subdivision 2(c) and 2(d) of the Stock Corporation Law; to provide for the conversion of the shares of one newly created class of stock into shares of another newly created class of stock pursuant to Section 27 of the Stock Corporation Law, and to provide for the waiver of any preemptive rights of stockholders pursuant to Section 35, Subdivision 2(h) of the Stock Corporation Law.

          4.     Article THIRD of the Certificate of Incorporation (which reads as follows:

            "The amount of the capital stock of the corporation shall be Twenty Thousand Dollars ($20,000.), consisting of 2,000,000 shares of common stock of the par value of one cent ($.01) per share.")

  is hereby amended so as to wholly strike out the foregoing language and to substitute the following language:

            "The amount of the Capital Stock of the corporation shall be $20,000. consisting of (1) one million seven hundred thousand (1,700,000) shares of Class A Stock of one cent ($.01) per share par value and (2) three hundred thousand (300,000) shares of Class B Stock of one cent ($.01) per share par value.

            Except as otherwise provided herein each share of stock regardless of class shall be equal to every other share of stock of the Corporation.

            In the event of the liquidation of the affairs of this corporation or the distribution of its assets (prior to January 1, 1966) the holders of the Class A Stock shall be entitled to receive a payment of Two Dollars ($2.00) for each such share held, before any payment shall be made to the holders of the Class B stock. In such event after the aforesaid payment to Class A stockholders, any remaining assets of this corporation shall be distributed equally among each share of Class A and Class B stock on a share for share basis irrespective of the amount of capital allocated to each class of stock.

            Each share of Class A and Class B stock shall share equally in any dividends that may be declared by the corporation on a share for share basis.

            The holders of Class A and Class B stock shall have full voting rights on the basis of one vote per share held regardless of class.

            At any time during the period from January 1, 1964 up to and including December 31, 1965, the holders of Class B stock shall have the option to covert any or all of their shares of said Class B stock into an equal number of shares of Class A stock which option may be exercised only as follows:

              (a)   Any holder of Class B Stock desiring to exercise such option shall notify the secretary of the corporation of his intention to do so in writing and promptly thereafter surrender the certificate(s) representing the stock to be converted duly endorsed in blank to the Secretary of the corporation.

              In the event the Board of Directors duly appoints a Transfer Agent, the aforesaid notice and surrender shall be made to such Transfer Agent instead of the Secretary.

              (b)   Upon receipt of the aforesaid notice and upon the aforesaid surrender, the corporation shall cause to be issued to such holder one share of Class A stock for each share of Class B stock so surrendered and shall cause to be issued and deliver to such holder a certificate evidencing such shares.

      Shares of Stock which shall have been converted shall not be "issued" shares in computing capital. Upon conversion, the shares which shall have been converted shall be eliminated.

          5.     The two million authorized shares of one cent ($.01) par value common stock existing prior to the date of filing of this Certificate of Amendment are hereby reclassified as follows: One million seven hundred thousand authorized, but as yet unissued shares are hereby reclassified as Class A stock of one cent ($.01) per share par value and the three hundred thousand (300,000) of authorized and issued shares are hereby reclassified as Class B stock of one cent ($.01) per share par value.

          6.     The Certificate of Incorporation of this corporation is hereby amended by adding thereto Article "Tenth" which reads as follows:

    "TENTH:    No holder of any stock of this corporation shall be entitled as of right to purchase or subscribe for any part of any stock of the corporation authorized herein, or of additional stock any class to be issued by reason of any increase of the authorized capital stock of the corporation, or of any bonds, certificates of indebtedness, debentures, or other securities convertible into stock of the corporation. Any stock authorized herein or any such additional authorized issue of any stock or of securities convertible into stock may be issued and disposed of by the Board of Directors to any persons, firms, corporations or associations, and upon such terms and conditions as the Board of Directors may in their discretion determine, without offering any thereof on the same terms or on any terms to the stockholders then of record or to any class of stockholders."

        IN WITNESS WHEREOF, we have subscribed and acknowledged this certificate this 21 day of December, 1961.

/s/ Sherman A. Rinkel Sherman A. Rinkel
/s/ Janis Kiernan Janis Kiernan

STATE OF NEW YORK      )
                                                     ss.
COUNTY OF SUFFOLK      )

        On this 21st day of December, 1961, before me personally came SHERMAN A. RINKEL, to me known and known to me to be the individual described in and who executed the foregoing Certificate and he duly acknowledged to me that he executed the same.

/s/ Emanuel B. Halper

STATE OF NEW YORK      )
                                                     ss.
COUNTY OF SUFFOLK      )

        On this 22nd day of December, 1961, before me personally came JANIS KIERNAN, to me known and known to me to be the individual described in and who executed the foregoing Certificate and she duly acknowledged to me that she executed the same.

/s/ Emanuel B. Halper

STATE OF NEW YORK      )
                                                     ss.
COUNTY OF SUFFOLK      )

        SHERMAN A. RINKEL and JANIS KIERNAN, being duly sworn, depose and say and each for himself deposes and says.

        That Sherman A. Rinkel is the President of General Microwave Corporation and that Janis Kiernan is the Secretary of said corporation; that they have been authorized to execute and file the foregoing certificate by unanimous vote, cast in person or by proxy, of the holders of record of more than two-thirds of the outstanding shares entitled to vote at the stockholders' meeting at which such votes were cast with relation to the proceedings provided for in the foregoing certificate; that neither the certificate of incorporation nor any other certificate filed pursuant to law requires a larger proportion of the votes; that such votes were cast at a stockholders' meeting held upon notice pursuant to Section 45 of the Stock Corporation Law; and that such meeting was held on December 21, 1961.

/s/ Sherman A. Rinkel Sherman A. Rinkel
/s/ Janis Kiernan Janis Kiernan

Sworn to and subscribed to

Before me this 22nd day of

December, 1961.

/s/ Emanuel B. Halper

CERTIFICATE OF CHANGE

OF

GENERAL MICROWAVE CORPORATION

Under Section 805-A of the
Business Corporation Law

        Pursuant to the provisions of Section 805-A of the Business Corporation Law, the undersigned hereby certify:

          FIRST:    That the name of the corporation is General Microwave Corporation.

          SECOND:    That the Certificate of Incorporation of the corporation was filed by the Department of State, Albany, New York, on the 14th day of June, 1960.

          THIRD:    That the changes to the Certificate of Incorporation effected by this Certificate are as follows:

    (a)
    To change the location of its office in this State to the Town of Babylon, County of Suffolk.

    (b)
    To change the post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him, so that such address shall hereafter be c/o Sherman Rinkel, 155 Marine Street, Farmingdale, L.I., New York 11735.

          FOURTH:    That the changes of the Certificate of Incorporation were authorized by the vote of a majority of directors present at a meeting of the Board at which a quorum was present.

        IN WITNESS WHEREOF, were hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this 21 day of September 1981.

GENERAL MICROWAVE CORPORATION
By:	/s/ Sherman Rinkel Sherman Rinkel, President
By:	/s/ Michael Stolzar Michael Stolzar, Secretary

CERTIFICATE OF CHANGE

OF

GENERAL MICROWAVE CORPORATION

Under Section 805-A of the
Business Corporation Law

ZISSU BERMAN HALPER BARRON & GUMBINGER

450 PARK AVENUE

NEW YORK, NEW YORK 10022

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

GENERAL MICROWAVE CORPORATION

Under Section 805 of the
Business Corporation Law

        Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned, Sherman A. Rinkel and Michael I. Stolzar, respectively the President and Secretary of General Microwave Corporation, hereby certify:

          1.     The name of the corporation is General Microwave Corporation.

          2.     The Certificate of Incorporation of the corporation was filed by the Department of State, Albany, New York on the 14th day of June, 1960.

          3.     Article THIRD of the Certificate of Incorporation relating to the capital stock of the corporation is hereby amended to read as follows:

            The amount of the capital Stock of the corporation shall be Sixty Thousand ($60,000.) Dollars, consisting of (i) 5,000,000 shares of common stock of the par value of one cent ($.01) per share and (ii) 1,000,000 shares of preferred stock of the par value of one cent ($.01) per share.

            The preferred stock shall be issued in series in such numbers and with such dividend preferences and rates, voting powers, designations, preferences and relative, participating, optional or other rights of such stock, if any, and such qualifications, limitations or restrictions thereof, if any, as shall be determined by the Board of Directors of the corporation pursuant to Section 502 of the business Corporation Law of New York.

          4.     The 1,700,00 authorized shares of Class A stock of one cent ($.01) par value per share existing prior to the date of filing of this Certificate of Amendment are hereby redesignated as "common stock of the par value of one cent ($.01) per share" the authorized number of the redesignated common stock of the par value of one cent ($.01) per share is hereby increased from 1,700,000 to 5,000,000, the elimination of Class B stock of one cent ($.01) per share par value (none of which are issued and outstanding) in accordance with the Certificate of Incorporation of the corporation existing prior to the date of filing of this Certificate of Amendment is hereby confirmed, and the issuance of 1,000,000 shares of a newly created class of preferred stock of the par value of one cent ($.01) per share is hereby authorized.

          5.     The Certificate of Incorporation of the corporation is hereby amended by adding to its Article "Eleventh" which reads as follows:

    ELEVENTH:

            (a)   Except as expressly provided below, any direct or indirect purchase or other acquisition by the Corporation or any subsidiary of the Corporation of any Equity Security (as defined below) of the Corporation from any Interested Securityholder (as defined below) who has beneficially owned the Equity Security for less than three (3) years before the date of the purchase or any agreement with respect to the purchase shall require authorization or approval by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of Voting Stock of the Corporation (as defined below), excluding Voting Stock of the Corporation beneficially owned by the Interested Securityholder, voting together as a single class. This affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser proportion may be specified, by law or any agreement with any national securities exchange, or otherwise.

            (b)   Paragraph (a) of this Article ELEVENTH shall not apply to any purchase or other acquisition of securities made as part of a tender or exchange offer by the Corporation to purchase securities of the same class made on the same terms to all holders of securities of the same class and complying with the applicable requirements of the Securities Exchange Act f 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such act, rules or regulations).

            (c)   For the purposes of this Article ELEVENTH:

                (i)  A "person" shall mean any individual, firm, corporation or other entity.

               (ii)  "Equity Security" shall mean any stock or similar security; or any security convertible, with or without consideration, into such a security, or carrying any warrant or right to subscribe to or purchase such a security, or any such warrant or right, or any other security which the Securities and Exchange Commission (or any successor agency or commission) shall deem to be of a similar nature and consider necessary or appropriate, by such rules and regulations as it may prescribe in the public interest or for the protection of investors, to treat as an equity security.

              (iii)  "Voting Stock" of the Corporation shall mean any share of capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation.

              (iv)  "Interested Securityholder" shall mean any person (other than the Corporation or any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation) who or which:

                (x)   is the beneficial owner, directly or indirectly, of more than 5% of the class of securities to be acquired; or

                (y)   is an Affiliate (as defined below) of the Corporation and at any time within the three year period immediately before the date in question was the beneficial owner, directly or indirectly, of more than 5% of the class of securities to be acquired; or

                (z)   is an assignee or has otherwise succeeded to any shares of the class of securities to be acquired which were at any time within the three year period immediately before the date in question beneficially owned by an Interested Securityholder, if such assignment or succession shall have occurred in the course of a transaction or transactions not involving a public offering within the meaning of the Securities Act of 1933.

               (v)  A person shall be a "beneficial owner" of any security of any class of the Corporation:

                (x)   which the person or any of its Affiliates or Associates (as defined below) beneficially owns, directly or indirectly; or

                (y)   which the person or any of its Affiliates or Associates has (1) the right to acquire (whether the right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exception rights, warrants or options, or otherwise, or (2) any right to vote pursuant to any agreement, arrangement or understanding; or

                (z)   which are beneficially owned, directly or indirectly, by any other person with which the person or any of its Affiliates or Associates has any agreement,

        arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any security of any class of the Corporation.

              (vi)  For the purposes of determining whether a person is an Interested Securityholder pursuant to this Article ELEVENTH, the relevant class of securities outstanding shall be deemed to comprise all the securities deemed owned through application of the definition of "beneficial owner" contained in this Article ELEVENTH, but shall not include other securities of the same class which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

             (vii)  An "Affiliate" of a person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the persons specified.

            (viii)  An "Association" of a person is (x) any corporation or organization (other than the Corporation or a majority-owned subsidiary of the Corporation (of which such person is an officer or a partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of Equity Securities, (y) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (2) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Corporation or any of its parents or subsidiaries.

          6.     The amendments of the Certificate of Incorporation were authorized by a vote of the Board of Directors followed by a vote of the holders of a majority of all outstanding shares of Common Stock (formally known as Class A stock, the only outstanding class of stock of the Corporation) entitled to vote on an amendment to the Certificate of Incorporation at a meeting of shareholders.

        IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this 25th day of June, 1985.

GENERAL MICROWAVE CORPORATION
By:	/s/ Sherman Rinkel Sherman A. Rinkel, President
By:	/s/ Michael Stolzar Michael I. Stolzar, Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

GENERAL MICROWAVE CORPORATION

    Filer:
    ZISSU BERMAN HALPER BARRON & GUMBINGER
    450 Park Avenue
    New York, New York 10022

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

GENERAL MICROWAVE CORPORATION

Under Section 805-A of the
Business Corporation Law

        Pursuant to the provisions of Section 805-A of the Business Corporation Law, the undersigned hereby certify:

          FIRST:    That the name of the corporation is General Microwave Corporation.

          SECOND:    That the Certificate of Incorporation of the corporation was filed by the Department of State, Albany, New York on the 14th day of June, 1960.

          THIRD:    That the change to the Certificate of Incorporation effected by this Certificate is as follows:

    To change the post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him, so that such address shall hereafter be c/o Sherman A. Rinkel, 5500 New Horizons Boulevard, Amityville, New York 11701.

          FOURTH:    That the change of the Certificate of Incorporation was authorized by the vote of a majority of directors present at a meeting of the Board at which a quorum was present.

        IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this 24th day of June, 1986.

GENERAL MICROWAVE CORPORATION
By:	/s/ Sherman Rinkel Sherman A. Rinkel, President
By:	/s/ Michael Stolzar Michael I. Stolzar, Secretary

CERTIFICATE OF CHANGE

OF

CERTIFICATE OF INCORPORATION

OF

GENERAL MICROWAVE CORPORATION

  ZISSU BERMAN HALPER BARRON & GUMBINGER
  450 PARK AVENUE
  NEW YORK, NEW YORK 10022

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

GENERAL MICROWAVE CORPORATION

Under Section 805 of the
Business Corporation Law

        Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned, Sherman A. Rinkel and Michael I. Stolzar, respectively the President and Secretary of General Microwave Corporation, hereby certify:

          1.     The name of the corporation is General Microwave Corporation.

          2.     The Certificate of Incorporation of the corporation was filed by the Department of State, Albany, New York on the 14th day of June, 1960.

          3.     The Certificate of Incorporation of the corporation is hereby amended by adding to it Article TWELFTH which reads as follows:

            TWELFTH:    No director of the Corporation shall be personally liable to the Corporation or any shareholder of the Corporation for damages for any breach of duty as a director, except to the extent such exemption or limitation is not permitted by applicable law. Neither the amendment nor repeal of this Article TWELFTH, or the adoption of any provision of this Certificate of Incorporation inconsistent with this Article TWELFTH, shall eliminate or reduce the effect of this Article TWELFTH with respect to any matter occurring, or any cause of action, suit or claim that, but for this Article TWELFTH would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. If the New York Business Corporation Law is amended after approval by the shareholders of the Corporation of this Article TWELFTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the New York Business Corporation Law, as so amended, from time to time. For the purposes of this Article TWELFTH, "shareholder" means "shareholder" or "stockholder."

          4.     The amendment of the Certificate of Incorporation was authorized by a vote of the Board of Directors followed by a vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote on an amendment to the Certificate of Incorporation at a meeting of the shareholders.

        IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury this 28th day of June, 1988.

GENERAL MICROWAVE CORPORATION
By:	/s/ Sherman Rinkel Sherman A. Rinkel, President
By:	/s/ Michael Stolzar Michael I. Stolzar, Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

GENERAL MICROWAVE CORPORATION

(UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW)

  Filed by:

    ZISSU BERMAN HALPER BARRON & GUMBINGER
    950 THIRD AVENUE
    NEW YORK, N.Y. 10022

CERTIFICATE OF MERGER

OF

GMC ACQUISITION CORPORATION

INTO

GENERAL MICROWAVE CORPORATION

UNDER SECTION 904 OF THE
BUSINESS CORPORATION LAW

BLAU KRAMER WACTLAR & LIEBERMAN, P.C.
100 JERICHO QUADRANGLE
JERICHO, NY 11753

CERTIFICATE OF MERGER

OF

GMC ACQUISITION CORPORATION

INTO

GENERAL MICROWAVE CORPORATION

UNDER SECTION 904 OF THE BUSINESS CORPORATION LAW

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        We, the undersigned, Myron Levy and David H. Lieberman, being respectively the Vice President and Secretary of GMC Acquisition Corporation, and Mitchell Tuckman and Howard Cohen being respectively the President and the Assistant Secretary of General Microwave Corporation hereby certify:

          1.     (a)    The name of each constituent corporation is as follows:

        GMC Acquisition Corporation
        General Microwave Corporation

            (b)   The name of the surviving corporation is General Microwave Corporation and following the merger its name shall be General Microwave Corporation.

          2.     As each constituent corporation, the designation and number of outstanding shares of each class and series and the voting rights thereof as follows:

Name of Corporation	Designation and number of shares in each class or series outstanding	Class or series of shares entitled to vote	Shares entitled to vote as a class or series
GMC Acquisition Corporation	200 shares of Common Stock, no par value	Common Stock	200
General Microwave Corporation	1,214,275 shares of Common Stock, $.01 par value	Common Stock	1,214,275

          3.     Pursuant to this Certificate of Merger, the following amendments are being made to the certificate of incorporation of the surviving corporation:

            (a)   The purpose clause (Article SECOND) is being amended to provide:

              "SECOND.    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law provided that the corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body.

              The corporation, in addition to and in furtherance of the corporate purposes above set forth, shall have the powers enumerated in Section 202 of the Business Corporation Law or any statutes of the State of New York."

            (b)   The clause providing for the authorized capital stock of the corporation (Article THIRD) is being amended to provide:

              "THIRD.    The total number of shares of stock which the Corporation shall have authority to issue is TWO HUNDRED (200) shares, without par value."

            (c)   The clause providing for the location of the office of the corporation and delivery of a copy of process served against the corporation (Article FOURTH) is being amended to provide:

              "FOURTH.    The office of the Corporation is to be located in the County of Suffolk, State of New York. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is: c/o Blau, Kramer, Wactlar & Liebeman, P.C., 100 Jerico Quadrangle, Jerico, New York 11753.

            (d)   The clause governing transactions with interested stockholders (Article ELEVENTH) is hereby deleted in its entirety.

            (e)   The clause providing for indemnification of directors (Article TWELFTH) is being amended to renumber it as ARTICLE ELEVENTH and to further provide:

              "ELEVENTH.    Each person who at any time is or shall have been a director or officer of the Corporation and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or he or his testator or intestate was, a director, officer, employee or agent of the Corporation, or served at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint, venture, trust or other enterprise, shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such threatened, pending or completed action, suit or proceeding to the full extent authorized under Section 722 of the Business Corporation Law of the State of New York. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such director, or officer, employee or agent may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors, or otherwise."

            (f)    A new Article TWELFTH is hereby added to provide for the authority of the Board of Directors to amend the By-Laws.

              "TWELFTH.    The Board of Directors of the Corporation shall expressly have the power and authorization to make, alter and repeal the By-Laws of the corporation, subject to the reserved power of the shareholders to make, alter and repeal any By-Laws adopted by the Board of Directors. Unless and except to the extent required by the By-Laws of the Corporation, elections of directors need not be by written ballot."

            (g)   A new Article THIRTEENTH is hereby added limiting the liability of directors to the corporation:

              "THIRTEENTH.    Any and all directors of the Corporation shall not be liable to the Corporation or any shareholder thereof for monetary damages for breach of fiduciary duty as director except as otherwise required by law. No amendment to or repeal of this Article THIRTEENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any act or omission of such director occurring prior to such amendment or repeal."

            (h)   A new Article FOURTEENTH is hereby added providing for amendments to the certificate of incorporation:

              "FOURTEENTH.    From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of New York at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the shareholders of the Corporation by the Certificate of Incorporation are granted subject to the provisions of this Article FOURTEENTH."

          4.     The date when the certificate of incorporation of each constituent corporation was filed by the Department of State is as follows:

NAME OF CORPORATION	DATE OF INCORPORATION
GMC Acquisition Corporation	August 19, 1998
General Microwave Corporation	June 14, 1960

          5.     The merger was adopted by each New York constituent corporation in the following manner:

            (a)   As to GMC Acquisition Corporation, by the written consent of the shareholders given in accordance with Section 615 of the Business Corporation Law, written notice having been duly given to nonconsenting shareholders as and to the extent required by such Section.

            (b)   As to General Microwave Corporation, by the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares entitled to vote thereon.

          6.     The merger shall be effective on the 6th day of January, 1999.

        IN WITNESS WHEREOF, we have signed this certificate on the 5th day of January, 1999, and we affirm the statements contained therein as true under penalties of perjury.

GMC Acquisition Corporation
By:	/s/ Myron Levy Myron Levy, Vice-President
By:	/s/ David Lieberman David H. Lieberman, Secretary
GENERAL MICROWAVE CORPORATION
By:	/s/ Mitchell Tuckman Mitchell Tuckman, President
By:	/s/ Howard Cohen Howard Cohen, Assistant Secretary

QuickLinks

  Exhibit 3.30
CERTIFICATE OF INCORPORATION of GENERAL MICROWAVE CORPORATION
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF GENERAL MICROWAVE CORPORATION
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF GENERAL MICROWAVE CORPORATION * * * * * PURSUANT TO SECTION THIRTY-SIX OF THE STOCK CORPORATION LAW
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF GENERAL MICROWAVE CORPORATION
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF GENERAL MICROWAVE CORPORATION
CERTIFICATE OF MERGER OF GMC ACQUISITION CORPORATION INTO GENERAL MICROWAVE CORPORATION
CERTIFICATE OF MERGER OF GMC ACQUISITION CORPORATION INTO GENERAL MICROWAVE CORPORATION UNDER SECTION 904 OF THE BUSINESS CORPORATION LAW